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                                                                   EXHIBIT 10.18

                                 SUPERVALU INC.
                          DIRECTORS RETIREMENT PROGRAM
                       Effective June 27, 1996, as amended

Effective June 27, 1996, the Directors Retirement Program is terminated, subject to the payment of benefits earned by directors prior to such termination in accordance with the following provisions. Directors who have served as non-employee, outside directors on the SUPERVALU Board will receive an annual retirement fee equal to $20,000 per year, payable quarterly, commencing when the outside director leaves the Board or at age 55, whichever is later. This annual fee is payable for the lesser of the number of years of Board service as an outside director prior to June 27, 1996, or ten years, subject to the director being available to management for consultation services and engaging in no activity directly competitive to the Company's business. For purposes of this paragraph, years of service shall be measured from Annual Meeting to Annual Meeting and any director who serves for less than a full year shall be considered to have served for a full year if the director has served at least four months. Upon a Change of Control (as hereinafter defined) of the Company any retirement compensation otherwise payable in installments shall be accelerated and paid to the director. Upon the death of the director, the director's retirement compensation shall be paid to the legal representative of the director's estate or to such person(s) as the director shall have instructed the Company by written instrument filed with the Secretary of the Company and signed by the director. The foregoing not to the contrary, following a director's retirement from the Board, or the attainment of age 55, whichever is later, such person, or in the event of such person's death, his or her surviving spouse or beneficiary, may, at any time, request an immediate lump sum payment of all or part of the present value of his or her benefits then due and payable under this Program, subject to forfeiture of ten percent (10%) of such amount.

CHANGE OF CONTROL

For purposes hereof, Change of Control shall have the following meaning:

          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"): provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition directly from the Company (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) hereof, or

          (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but

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     excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board, providing for such Business Combination; or

          (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.